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                                                                   EXHIBIT 10.11

                                              October __, 2000


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Dear _______:

         This letter will confirm your employment arrangements with RBX Industries, Inc. (the "Company"), which will be effective through [_______________], 2002.

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Base Salary:              [__________] annually, payable bi-weekly at the rate of [_______], subject to customary withholdings.

Bonus:                    Continued eligibility under the Company's Annual Incentive Plan for 2001 and 2002.

Retirement:               Continued eligibility under the Company's Pension Plan and 401(k) Savings Plan.

Vacation:                 Four weeks annually, subject to normal Company policy regarding exercise of vacation days.

Health/Life Insurance:    See attached Benefits outline.

STD/LTD:                  See attached Benefits outline.

Term:                     Employment is at will and may be terminated at any time by the Company.  If your employment is terminated by the Company prior to [_________], 2002 for any reason other than For Cause
                          (as defined below), you will receive your base salary, health insurance, life insurance and
                          STD/LTD benefits, and accrued and unused vacation pay through [________], 2002.  If your employment is terminated by the Company prior to [__________], 2002 For Cause, you will receive your base salary health insurance, life insurance and STD/LTD benefits and accrued and unused vacation pay through the date of your termination.  If prior to [________], 2002, a purchaser acquires all or substantially all of the Company's assets and you are offered comparable employment on comparable terms with the successor entity, your employment will not be deemed to have been terminated under this agreement.

Severance:                Eligibility under the Company's new standard severance program, subject to the approval and adoption by the Board of Directors of the Company.


For  Cause:               "For Cause" means termination of your employment by the Company upon a good faith determination by the President and Chief Executive Officer of the Company that any of the following has occurred:

                          (i)  you shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries; (ii) you shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; (iii) you shall have committed a breach of any confidentiality covenant contained in any agreement between you and the Company or any of its subsidiaries;
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                          (iv) you shall have willfully failed to perform your duties on a regular basis and such willful failure shall have continued for a period of ten days after written notice to you specifying such willful failure in reasonable detail; (v) you shall have committed acts of gross misconduct or acts constituting grounds for immediate dismissal pursuant to the Company's then-effective employee handbook; or (vi) you shall have engaged in the unlawful use or possession of illegal drugs on the Company's premises.

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We appreciate your continued efforts on behalf of the Company and look forward to working with you to meet the Company's Stretch-Plan Goals and Objectives.

                                           Sincerely,



                                           Eugene I. Davis
                                           President and Chief Executive Officer

Agreed this
[__] day of
[___________], 2001.


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[Name of Employee]


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                              RBX INDUSTIRES, INC.
                           Salaried Employee Benefits
   Corporate Benefits provided for full-time, non-bargaining unit employees.

THE BENEFITS OF WORKING AT RBX INDUSTRIES, INC.

In addition to your regular salary, RBX Industries, Inc. provides life insurance, disability insurance, medical and prescription drug coverage, a pension plan, 401(k) plan, paid vacation and paid holidays. Here's how it works.

LIFE INSURANCE
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Basic Life Coverage: One times employee's annual salary; not less than $18,500 and not greater than $50,000. Paid entirely by RBX .

Optional Life Coverage: Additional life coverage may be purchased by the employee in either one or two times annual salary increments. Premiums are deducted from payroll. After retirement, coverage is reduced to $5,000 as long as retiree continues premiums.

Accidental Death & Dismemberment: Benefit is equal to the Basic Life Coverage and will be paid in addition to the basic life amount and any optional insurance coverage. Coverage ends at retirement.

DISABILITY INSURANCE
--------------------

Salary continuance through Short Term Disability and Long Term Disability Insurance -

STD: Employees are paid 100% of their salary up to 90 days under Short Term Disability.

LTD: Disability income from the Long Term Disability program and from "other income sources" will be paid up to 70% of the employee's base monthly salary not to exceed $2,500 per month. Coverage ends at retirement or separation from service.

HEALTH INSURANCE
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Medical Insurance: Fully insured managed care through Trigon Blue Cross/Blue
Shield. See Summary Plan Description for complete benefits. Entire cost of employee's premium is paid by RBX Industries, Inc., the addition of one dependent is $36 per month premium, two or more dependents is $56 per month premium. Premiums are deducted from payroll.

Prescription Drug Program:

Retail Drug Plan (30 day supply)-
Generic               $5
Performance Brand    $15
Non Performance      $25

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Mail Order Drug Plan  (90 day supply)-
(for maintenance drugs)
Generic               $5
Performance          $15
Non Performance      $25

There are certain drugs not covered. Check with your HR office for details.

Flexible Spending Account: A voluntary plan established by RBX Industries, Inc. which allows an employee to select various benefits to be paid on a non-taxable basis: health care coverage premiums, medical and dental expenses, and work related dependent day care expenses.

If for certain reasons an employee's health insurance ends, he/she may be eligible for continued coverage under COBRA at the employee's expense.

RETIREMENT PLANNING
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Pension Plan - This benefit is funded by the company to provide for the retirement of eligible employees. A normal retirement is based on Social Security covered compensation, Final Average compensation and benefit service. Please refer to the Summary Plan Description for more details.

401(k) Savings Plan - A voluntary retirement plan sponsored by RBX Corp to assist employees in saving for retirement. Employees can defer up to 15% of their salary on a pre-tax basis up to $11,000. [2002] RBX Corp provides a matching contribution of 50% up to 5%[or 2.5% of compensation] of the employee's deferral if less than 35 years of service and 100% up to 5% [or 5% of] if greater than 35 years of service. Examples:

25,000 x 5% employee deferral= $1,250
25,000 x 2.5% employer match = $  625
or > 35 years of service
25,000 x 5% employer match =   $1,250
Possible Annual Retirement Savings:

                        $1,875 or $2,500

Eligibility for Participation:  Three months service.
Eligibility for Employer Match:  Twelve months continuous service.
Three year vesting: 50% after 1st year, 75% after 2nd year, and 100% after 3rd year. You are always 100% vested in your employee deferral monies.

VACATION
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Hired after 03/01/1995:

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After six months of continuous service the initial vacation for a new employee is: zero (0) weeks the first year if hired between May 1 and December 31 and one
(1) week if hired between Jan 1 and April 30. For each year thereafter:

1 - 7 years of service = 2 weeks

8 - 13 years of service = 3 weeks

14 or more years of service = 4 weeks

HOLIDAYS
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RBX Industries, Inc. provides ten paid holidays each year. Please see the current year's schedule.

If you have any questions about these benefits, please refer to the appropriate Summary Plan Description or your local Human Resources office.